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                                                                    EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                            WESTERN DISTRICT OF TEXAS
                                MIDLAND DIVISION

IN RE:                              )
                                    )
COSTILLA ENERGY, INC.,              )                        CASE NO. 99-70653
Tax I.D. No. 75-2658940             )                        (Chapter 11)
                                    )
         Debtor.                    )

                                ORDER APPROVING:

              (1) SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS
               FREE AND CLEAR OF ALL CLAIMS, LIENS, INTERESTS AND
              ENCUMBRANCES PURSUANT TO SECTIONS 105 AND 363 OF THE
                         BANKRUPTCY CODE, SUBJECT TO THE
                   TERMS OF A PURCHASE AND SALE AGREEMENT; AND

          (II) ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS
         PURSUANT TO SECTION 365 OF THE BANKRUPTCY CODE AND RULE 6006 OF
                              THE BANKRUPTCY RULES

         On April 20, 2000, Costilla Energy, Inc. ("Costilla") entered into an Asset Purchase Agreement ("APA") with Louis Dreyfus Natural Gas Corp. ("LDNG") subject to Bankruptcy Court approval. All capitalized terms herein shall have the same meaning as defined in the APA. All section references are to the Bankruptcy Code. On April 26, 2000, this Court entered an Order providing for buyer protection provisions in favor of LDNG. On April 28, 2000, Costilla filed a Motion to approve the sale of Costilla's oil and gas properties and to assume and assign certain contracts to LDNG or the successful bidder under an auction procedure ("Sale Motion"). On May 4, 2000, this Court entered an Order establishing bidding procedures ("Procedures Order"). On May 30, 2000, an auction was held at the offices of Costilla in which LDNG and Titan Resources, L.P. ("Titan") participated as bidders. LDNG was the successful bidder at the auction, with a final bid of one hundred thirty-three million, two hundred fifty thousand dollars

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($133,250,000). A hearing was held on May 31, 2000 to approve the sale to LDNG for the base purchase price of $133,250,000 (subject to adjustments as called for under the APA).

         The Court having considered the evidence and arguments presented by Costilla, LDNG and other objecting parties at the hearing on the Sale Motion, and having made oral findings on the record, it is hereby

         ORDERED, ADJUDGED and DECREED that:

         1. This Court has jurisdiction over the Sale Motion and all related matters pursuant to 28 U.S.C. Sections 157 and 1334. The Sale Motion and all related matters constitute core proceedings pursuant to 28 U.S.C. 157(b).

         2. Notice of the Sale Motion and all related matters and the hearing thereon was sufficient and proper and complies with the provisions of the Bankruptcy Code and Bankruptcy rules of Procedure and the Order establishing notice procedures previously entered by this court.

         3. Costilla is authorized, pursuant to section 363(f), to sell the Properties to LDNG for a base purchase price of $133,250,000 (subject to the terms of the APA) free and clear of all liens, claims, encumbrances or interests, except for Permitted Encumbrances and except as otherwise expressly set forth in this Order.

         4. Costilla is authorized, pursuant to section 365(a) and (f), to assume and assign to LDNG the Contracts as part of the consideration for the base purchase price of $133,250,000 (subject to the terms of the APA).

         5. The terms of the APA are approved, as modified by this Order, specifically including the modification of the base purchase price to $133,250,000.


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         6. All objections to the Sale Motion not withdrawn or resolved by agreement, are hereby overruled and denied.

         7. LDNG's objection that Titan was not a qualified bidder under the terms of the Procedures Order is overruled and denied.

         8. Titan was a qualified bidder under the terms of the Procedures
Order.

         9. The May 30, 2000 auction was properly conducted under the Procedures Order and LDNG was properly deemed the successful bidder of that auction at a base purchase price of $133,250,000.

         10. Except as otherwise provided herein, and except for the Permitted Encumbrances, at closing, all of Costilla's right, title and interest in and to the Properties shall immediately vest in LDNG free and clear of all liens, claims, interests and encumbrances of any type whatsoever, including any preferential rights and consent rights of third parties, pursuant to sections 363(f) and 365(f) of the Bankruptcy Code.

         11. Except as otherwise provided herein, and except for the Permitted Encumbrances, any and all liens, claims, interests and encumbrances of any type whatsoever in the Properties shall attach to the proceeds of the sale in the order of their priority to the same extent and with the same validity, force and effect as if the assets had not been sold.

         12. Costilla pursuant to sections 365(a) and 365(f) may assume and assign the Contracts to LDNG notwithstanding any provision of the type described in section 365(b)(2) and notwithstanding any provision in such Contracts that prohibits, restricts, conditions, terminates or modifies the contract due to an assignment or transfer.


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         13. Other than the Permitted Encumbrances, and other than as otherwise expressly set forth in this Order, upon LDNG's request, any and all holders of any liens, claims, encumbrances or interests that are filed of public record concerning the Properties, shall execute a release of such recorded liens, claims, encumbrances or interests.

         14. The base purchase price of $133,250,000 is fair consideration, and constitutes fair market value for the Properties.

         15. The sale of the Properties and assumption and assignment of the Contracts to LDNG for the base purchase price of $133,250,000 is in the best interests of the estate.

         16. Costilla and LDNG are respectively selling and purchasing the Properties in good faith, and both are entitled to the protection of section 363(m).

         17. The sale of the Properties to LDNG shall not be free and clear of any statutory liens for ad valorem taxes for the year 2000 in favor of those taxing authorities that have previously filed objections to the Sale Motion.

         18. Notwithstanding any other provision of this Order, LDNG will remain subject to all Texas statutes and regulations applicable to the Properties sold pursuant to this Order to the extent LDNG would be so subject, had the Properties been conveyed outside bankruptcy.

         19. To the extent Dawson Geophysical Company has any liens on the Properties, such liens, if any, shall attach to the proceeds of sale and shall have the same priority, validity, force and effect as if the Properties had not been sold. Costilla and the Creditors' Committee have stipulated that the Harpo Prospect leases in Eddy and Chaves Counties, New Mexico have a value of at least the sum of $750,000.


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         20. Notwithstanding any other provisions of this Order, the sale of the
Properties to LDNG, shall not, by virtue of this Order, be free and clear of the unrecorded two percent (2%) overriding interest asserted by Thomas L. Jones, Jr. in certain oil and gas properties in Brooks County, Texas. Costilla disputes such interest. This Court shall later determine whether such 2% overriding interest exists, and will enter further Orders concerning such interest. If this Court determines that Jones has such a 2% overriding interest, LDNG may elect to assert such an interest as a Title Defect under the APA, within five (5) business days of the entry of this Court's Order.

         21. Costilla may assume and assign, pursuant to section 365(a) and (f), all of Costilla's rights in and to the Prize Agreement to LDNG without restriction, penalty or diminution in Costilla's rights, such that LDNG stands in the place of Costilla under the Prize Agreement as if no assignment thereof had been made. Notwithstanding the foregoing, the parties reserve all rights with respect to all other issues between the parties, including, without limitation, the substances of any contractual dispute between the parties as to the meaning of the Prize Agreement.

         22. The farmout agreements and/or oil and gas leases that are the subject of Michael Shelby's objection to the Sale Motion are not being sold or assigned to LDNG, therefore such objection is moot.

         23. The entry of this Order shall not affect or alter the preferential rights to purchase held by Longview Production Company ("Longview") in properties or interests of Costilla and any and all such rights are preserved in all respects and the sale approved herein is subject to Longview's preferential rights to purchase and the Costilla is authorized and directed to sell the


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properties in Arkansas subject to the preferential rights of Longview at the amount allocated by LDNG for such properties.

         24. This court retains exclusive jurisdiction to interpret and enforce the provisions of this order, the APA and any related agreement to which Costilla is a party.

         Signed this 9th day of June, 2000.

                                          /s/ Ronald B. King
                                        ---------------------
                                        RONALD B. KING
                                        UNITED STATES BANKRUPTCY JUDGE


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